Exhibit 99.1

John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350
STERLING BANCORP REPORTS 22% RISE IN EPS FOR 2008 FIRST
QUARTER, NET INCOME WAS $4.0 MILLION OR $0.22 PER SHARE
Loans Held in Portfolio Grew 6.9% from a Year Ago
Net Interest Margin Increased to 4.39%
New York, NY, April 24, 2008 — Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, today reported its financial results for the first quarter ended March 31, 2008.
     First Quarter 2008 Highlights
•	Strong Earnings – Earnings per share rose 22%, to $0.22 on a diluted basis from $0.18 in the first quarter of 2007. First quarter net income was $4.0 million, up 15% from $3.5 million for the year-ago period.

•	Increased Net Interest Margin – The net interest margin, on a tax equivalent basis, rose 15 basis points to 4.39%, from 4.24% a year ago.

•	Higher Gross Revenue – The increase in gross revenue (interest income plus noninterest income) was largely due to higher investment securities and loan balances.

•	Increased Loan and Demand Deposit Balances – Loans held in portfolio rose 6.9% from a year ago, ending the quarter at $1,155.4 million. Demand deposits were $494.3 million at quarter-end, up 7.1% from March 31, 2007.

•	Consistent Asset Quality – The ratio of nonperforming assets to total assets at March 31, 2008 was 0.42%, compared with 0.43% at March 31, 2007.

“Sterling is off to a strong start for 2008. In a period of nearly unprecedented economic turbulence, we delivered a 22% increase in earnings per share, continued loan growth, rising core demand deposits and stable asset quality. Our increased profitability was the result of our continuing focus on growing our business and improving the net interest margin, while controlling funding costs, credit risk and operating expenses,” noted Louis J. Cappelli, Chairman and Chief Executive Officer. He added, “At a time when many financial institutions have suspended or reduced their dividends, Sterling has continued its commitment to this important element of shareholder value, most recently with the dividend paid on March 31, 2008.”
“In the critical area of asset quality, Sterling continued to benefit from our longstanding prudent approach to underwriting and risk management. While no institution is immune to the present disruption in the financial markets, we have a diverse loan portfolio with limited exposure to consumer debt, home equity lending products, credit card receivables, auto loans or other asset classes that have recently generated losses for some institutions.”
“We are continuing to experience positive momentum in our business, reflected in our robust loan pipeline,” Mr. Cappelli continued. “We remain a consistent and reliable source of funding, while some competing institutions have had to withdraw from providing credit due to capital constraints or the dislocation caused by industry consolidation. We continue to believe that, in the current environment, our strong capital and liquidity have positioned Sterling to take advantage of opportunities to serve the unmet credit needs of customers in our market.”
First Quarter 2008 Financial Results
Net income for the 2008 first quarter was $4.0 million or $0.22 per diluted share, an increase of 22% in EPS compared with $3.5 million or $0.18 per diluted share for the same quarter of 2007.
The primary source of this earnings increase was higher net interest income, which rose to $20.0 million on a tax equivalent basis for the first quarter of 2008, up 13.1% from $17.6 million in the same period of 2007. The increase in net interest income primarily reflected higher interest income generated by growth in earning assets, coupled with lower funding costs due to the Federal Reserve’s actions on interest rates and the Company’s strategy to employ wholesale funding rather than rely on higher-priced certificates of deposit.
Reflecting the above factors, the net interest margin rose to 4.39% for the 2008 first quarter versus 4.24% for the same period last year.
Noninterest income was $8.7 million for the first quarter of 2008, compared with $9.2 million in the same period last year. The decrease principally resulted from lower mortgage banking income due to valuation adjustments on loans held for sale, coupled with lower volume of loans sold and higher losses on sales of other real estate owned.

Noninterest expenses for the 2008 first quarter were $20.2 million, compared to $19.6 million for the same quarter last year. Reflecting the Company’s cost-control discipline, this was an increase of only 2.7%, primarily due to higher salaries and benefit costs.
The provision for income taxes was $2.4 million and $2.2 million for the first quarter of 2008 and 2007, respectively.
Asset and Deposit Growth
Loans held in portfolio, net of unearned discounts, were $1,155.4 million at March 31, 2008, up 6.9% from March 31, 2007. The year-over-year growth in the loan portfolio reflected robust demand in the Company’s marketplace.
Investment securities totaled $761.0 million at March 31, 2008, up from $571.3 million a year ago, primarily due to the implementation of asset/liability management strategies designed to capitalize on current market conditions.
Demand deposits were $494.3 million at the end of the 2008 first quarter, compared to $461.7 million a year earlier, and represented 33% of total deposits, one of the highest ratios of demand to total deposits in the industry.
Asset Quality Highlights
The provision for loan losses was $2.0 million for the first quarter of 2008, compared to $1.3 million for the prior year period.
The ratio of nonperforming assets to total assets was 0.42% at March 31, 2008, compared to 0.43% at March 31, 2007. The allowance for loan losses as a percentage of total loans held in portfolio was 1.31% at March 31, 2008, compared to 1.46% at March 31, 2007.
The adequacy of the provision and the resulting allowance for loan losses is determined based on management’s continuing evaluation of the loan portfolio, including an assessment of current and expected future economic conditions, the changing mix of loans in the portfolio, and numerous other factors.
Capital Management and Dividends
As of March 31, 2008, the Company exceeded the requirements for a well-capitalized institution for regulatory purposes. Its Tier 1 risk-weighted capital ratio was 9.73% and its Tier 1 leverage ratio was 6.76% at that date.
Sterling paid a cash dividend of $0.19 per common share on March 31, 2008, to shareholders of record as of March 15, 2008. This extended the Company’s record of dividend payments to 249 consecutive quarters, or more than 62 years.

Conference Call
Sterling Bancorp will host a teleconference call for the financial community on April 24, 2008 at 10:00 a.m. Eastern Time to discuss the 2008 first quarter financial results. The public is invited to listen to this conference call by dialing 800-762-7308 at least 10 minutes prior to the call.
A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Time on April 24, 2008 until 11:59 p.m. Eastern Time on May 8, 2008. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the access code 920378.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a New York-based banking and financial services company that serves the needs of businesses, professionals and individuals. With assets exceeding $2.1 billion, Sterling offers a broad array of products and services, combined with a unique high-touch approach to customer service. The Company’s principal banking subsidiary, Sterling National Bank, with offices in New York City and Queens, Nassau and Westchester counties, was founded in 1929.
Known for its focus on business customers, Sterling offers such services as working capital lines, asset-based financing, factoring and accounts receivable management, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages, international trade financing, cash management, a wide array of deposit products, trust and estate administration, and investment management services.
Certain statements in this press release, including but not limited to, statements as to future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, statements concerning positive momentum in the Company’s business, its robust loan pipeline and its belief that, in the current environment, the Company’s strong capital and liquidity have positioned it to take advantage of opportunities to serve the unmet credit needs of customers in its market, and other statements regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements and Factors that Could Affect Future Results” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
# # #

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars and shares in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
OPERATING HIGHLIGHTS (1)
Interest income	$29,769	$29,107
Interest expense	9,934	11,604
Provision for loan losses	1,950	1,250
Noninterest income	8,672	9,183
Noninterest expenses	20,166	19,638
Income from continuing operations, before income taxes	6,391	5,798
Provision for income taxes	2,389	2,226
Income from continuing operations	4,002	3,572
Loss from discontinued operations, net of income taxes	0	(92)
Net income	4,002	3,480

Net income per average common share:
Basic	0.22	0.19
Diluted	0.22	0.18
Income from continuing operations per average common share:
Basic	0.22	0.19
Diluted	0.22	0.19

Cash dividends declared	0.19	0.19

Common shares outstanding:
Period end	17,989	18,665
Average Basic	17,921	18,645
Average Diluted	18,120	19,128

Return on average assets (2)	0.80%	0.79%
Return on average tangible equity (3)	16.57%	13.47%
Return on average stated equity (4)	13.41%	11.11%
Net interest spread, tax-equivalent basis	3.69%	3.19%
Net interest margin, tax-equivalent basis	4.39%	4.24%

(1)	Unless otherwise indicated, all amounts and ratios are presented based on continuing operations.

(2)	Calculated by dividing income from continuing operations by average assets from continuing operations.

(3)	Average tangible equity represents average shareholders’ equity less average goodwill. Calculated by dividing income from continuing operations by average tangible equity.

(4)	Average stated equity is equal to average shareholders’ equity. Calculated by dividing income from continuing operations by average stated equity.

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
BALANCE SHEET HIGHLIGHTS (1)
Period End Balances
Investment securities	$761,028	$571,349
Loans held for sale	22,235	39,576
Loans held in portfolio, net of unearned discount	1,155,402	1,080,587
Total earning assets	1,939,343	1,693,363
Allowance for loan losses	15,162	15,806
Total assets from continuing operations	2,105,357	1,872,876
Total assets	2,105,357	1,874,178

Demand deposits	494,308	461,734
Savings, NOW and money market deposits	466,070	481,074
Time deposits	534,657	566,350
Customer repurchase agreements	48,753	61,607
Other short-term borrowings	160,516	30,228
Long-term borrowings	175,774	45,774
Shareholders’ equity (2)	123,322	133,017

Average Balances
Investment securities	$720,486	$579,105
Loans held for sale	23,388	39,227
Loans held in portfolio, net of unearned discount	1,081,085	1,014,079
Total earning assets	1,828,290	1,682,963
Total assets from continuing operations	2,006,040	1,843,525
Total assets	2,006,040	1,844,683

Demand deposits	440,860	434,798
Savings, NOW and money market deposits	464,874	449,984
Time deposits	551,395	566,750
Customer repurchase agreements	82,460	95,047
Other short-term borrowings	133,838	29,747
Long-term borrowings	114,236	45,774
Shareholders’ equity (2)	120,023	130,446

ASSET QUALITY HIGHLIGHTS (1)
Period End
Net charge-offs	$1,498	$1,732
Nonperforming loans	6,586	5,573
Other real estate owned	2,186	2,415
Nonperforming assets	8,772	7,988
Nonperforming loans/loans (3)	0.56%	0.50%
Nonperforming assets/assets	0.42%	0.43%
Allowance for loan losses/loans (4)	1.31%	1.46%
Allowance for loan losses/ nonperforming loans	230.22%	283.62%

Capital Ratios (2)
Tier 1 risk based	9.73%	11.78%
Total risk based	10.84%	13.03%
Leverage	6.76%	8.04%

Book value per common share (2)	$6.86	$7.13

(1)	Unless otherwise indicated, all amounts and ratios are presented based on continuing operations.

(2)	Includes the effects of discontinued operations.

(3)	The term “loans” includes loans held for sale and loans held in portfolio.

(4)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(in thousands, except number of shares)

	March 31,
	2008	2007
ASSETS
Cash and due from banks	$53,033	$81,699
Interest-bearing deposits with other banks	678	1,851
Investment securities
Available for sale (at estimated market value)	412,521	144,969
Held to maturity (at amortized cost)	348,507	426,380

Total investment securities	761,028	571,349

Loans held for sale	22,235	39,576

Loans held in portfolio, net of unearned discounts	1,155,402	1,080,587
Less allowance for loan losses	15,162	15,806

Loans held in portfolio, net	1,140,240	1,064,781

Customers’ liability under acceptances	0	487
Goodwill	22,901	22,862
Premises and equipment, net	10,776	11,640
Other real estate	2,186	2,415
Accrued interest receivable	8,168	5,196
Bank owned life insurance	29,310	28,202
Other assets	54,802	44,120

	$2,105,357	$1,874,178

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$494,308	$461,734
Savings, NOW and money market	466,070	481,074
Time	534,657	566,350

Total deposits	1,495,035	1,509,158

Securities sold under agreements to repurchase — customers	48,753	61,607
Securities sold under agreements to repurchase — dealers	44,514	0
Federal funds purchased	45,000	0
Commercial paper	19,990	27,652
Short-term borrowings — FHLB	49,000	0
Short-term borrowings — other	2,012	2,576
Long-term borrowings — FHLB	150,000	20,000
Long-term borrowings — subordinated debentures	25,774	25,774
Acceptances outstanding	0	487
Accrued expenses and other liabilities	101,957	93,907

Total liabilities	1,982,035	1,741,161

Shareholders’ equity	123,322	133,017

	$2,105,357	$1,874,178

MEMORANDA
Available for sale securities — amortized cost	$411,868	$148,098
Held to maturity securities — estimated market value	352,861	419,064
Shares outstanding
Common issued	21,813,131	21,262,170
Common in treasury	3,824,161	2,597,302

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
INTEREST INCOME
Loans	$20,820	$21,727
Investment securities — available for sale	4,712	1,845
Investment securities — held to maturity	4,225	4,869
Federal funds sold	0	635
Deposits with other banks	12	31

Total interest income	29,769	29,107

INTEREST EXPENSE
Savings, NOW and money market deposits	1,610	2,859
Time deposits	5,338	6,548
Securities sold u/a/r — customers	646	1,075
Securities sold u/a/r — dealers	317	0
Federal funds purchased	362	12
Commercial paper	195	350
Short-term borrowings — FHLB	215	0
Short-term borrowings — other	14	12
Long-term borrowings — FHLB	714	225
Long-term subordinated debentures	523	523

Total interest expense	9,934	11,604

Net interest income	19,835	17,503
Provision for loan losses	1,950	1,250

Net interest income after provision for loan losses	17,885	16,253

NONINTEREST INCOME
Accounts receivable management/ factoring commissions and other fees	3,565	3,668
Service charges on deposit accounts	1,352	1,482
Other customer related service charges and fees	675	690
Mortgage banking income	2,499	2,832
Trust fees	135	141
Bank owned life insurance income	269	252
Loss on sale of OREO	(228)	(46)
Other income	405	164

Total noninterest income	8,672	9,183

NONINTEREST EXPENSES
Salaries	9,348	9,209
Employee benefits	2,836	2,278

Total personnel expense	12,184	11,487
Occupancy and equipment expenses, net	3,009	2,707
Advertising and marketing	635	964
Professional fees	1,364	1,340
Communications	456	516
Other expenses	2,518	2,624

Total noninterest expenses	20,166	19,638

Income from continuing operations before income taxes	6,391	5,798
Provision for income taxes	2,389	2,226

Income from continuing operations	4,002	3,572

Discontinued operations:
Loss, net of income taxes	0	(92)

Net income	$4,002	$3,480

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)
(continued)

	Three Months Ended March 31,
	2008	2007
Average number of common shares outstanding
Basic	17,920,938	18,645,423
Diluted	18,120,025	19,128,056

Income from continuing operations, per average common share
Basic	$0.22	$0.19
Diluted	0.22	0.19

Net income per average common share
Basic	0.22	0.19
Diluted	0.22	0.18

Dividends per common share	0.19	0.19

STERLING BANCORP
Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2008	2007
Net income	$4,002	$3,480

Other comprehensive income, net of tax:
Unrealized holding gains arising during the period	1,355	336

Amortization of:
Prior service cost	9	14
Net actuarial losses	230	182

Comprehensive income	$5,596	$4,012

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2008	2007
Balance, at beginning of period	$121,070	$132,263
Net income for period	4,002	3,480
Common shares issued under stock incentive plan and related tax benefits	6,265	740
Cash dividends-Common shares	(3,409)	(3,542)
Surrender of shares issued under incentive compensation plan	(5,218)	(456)
Change in net unrealized holding gains/(losses) on available for sale securities	1,355	336
Adjustment to retained earnings upon adoption of EITF Issue 06-4 effective January 1, 2008	(982)	0
Amortization of:
Prior service cost	9	14
Net actuarial losses	230	182

Balance, at end of period	$123,322	$133,017

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended
	March 31, 2008			March 31, 2007
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE

Assets
Interest-bearing deposits with other banks	$3,331	$12	1.40%	$2,830	$31	4.40%

Investment securities — available for sale	345,034	4,533	5.26	134,632	1,640	4.87
Investment securities — held to maturity	356,320	4,225	4.74	423,120	4,869	4.60
Investment securities — tax exempt [2]	19,132	294	6.18	21,353	338	6.43

Total investment securities	720,486	9,052	5.03	579,105	6,847	4.73
Federal funds sold	0	0	0.00	47,722	635	5.33
Loans, net of unearned discount [3]	1,104,473	20,820	7.80	1,053,306	21,727	8.66

Total Interest-Earning Assets [2]	1,828,290	29,884	6.65%	1,682,963	29,240	7.15%

Cash and due from banks	67,626			67,499
Allowance for loan losses	(15,570)			(16,876)
Goodwill	22,901			22,862
Other	102,793			87,077
Assets — discontinued operations	0			1,158

Total Assets	$2,006,040			$1,844,683

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$18,649	16	0.34%	$20,902	25	0.48%
NOW	236,714	825	1.40	222,019	1,398	2.55
Money market	209,511	769	1.48	207,063	1,436	2.81
Time	550,819	5,336	3.90	566,176	6,546	4.69
Foreign
Time	576	2	1.09	574	2	1.09

Total Interest-Bearing Deposits	1,016,269	6,948	2.75	1,016,734	9,407	3.75

Borrowings
Securities sold u/a/r — customers	82,460	646	3.15	95,047	1,075	4.59
Securities sold u/a/r — dealers	36,026	317	3.54	0	0	0.00
Federal funds purchased	48,956	362	2.92	945	12	5.24
Commercial paper	21,150	195	3.70	27,902	350	5.08
Short-term borrowings — FHLB	25,868	215	3.34	0	0	0.00
Short-term borrowings — other	1,838	14	3.09	900	12	5.35
Long-term borrowings — FHLB	88,462	714	3.23	20,000	225	4.49
Long-term borrowings — sub debt	25,774	523	8.38	25,774	523	8.38

Total Borrowings	330,534	2,986	3.63	170,568	2,197	5.22

Total Interest-Bearing Liabilities	1,346,803	9,934	2.96%	1,187,302	11,604	3.96%

Noninterest-bearing demand deposits	440,860			434,798
Other liabilities	98,354			91,701
Liabilities — discontinued operations	0			436

Total Liabilities	1,886,017			1,714,237
Shareholders’ equity	120,023			130,446

Total Liabilities and Shareholders’ Equity	$2,006,040			$1,844,683

Net interest income/spread [2]		19,950	3.69%		17,636	3.19%

Net yield on interest-earning assets			4.39%			4.24%

Less: Tax-equivalent adjustment		115			133

Net interest income		$19,835			$17,503

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Three Months Ended
	March 31, 2008
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$4	$(23)	$(19)

Investment securities — available for sale	2,753	140	2,893
Investment securities — held to maturity	(780)	136	(644)
Investment securities — tax exempt	(31)	(13)	(44)

Total investment securities	1,942	263	2,205

Federal funds sold	(635)	0	(635)
Loans, net of unearned discounts [3]	1,348	(2,255)	(907)

TOTAL INTEREST INCOME	$2,659	$(2,015)	$644

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(3)	$(6)	$(9)
NOW	102	(675)	(573)
Money market	32	(699)	(667)
Time	(105)	(1,105)	(1,210)
Foreign
Time	0	0	0

Total interest-bearing deposits	26	(2,485)	(2,459)

Borrowings
Securities sold under agreements to repurchase — customers	(118)	(311)	(429)
Securities sold under agreements to repurchase — dealers	317	0	317
Federal funds purchased	357	(7)	350
Commercial paper	(71)	(84)	(155)
Short-term borrowings — FHLB	215	0	215
Short-term borrowings — other	9	(7)	2
Long-term borrowings — FHLB	568	(79)	489
Long-term borrowings — subordinated debentures	0	0	0

Total borrowings	1,277	(488)	789

TOTAL INTEREST EXPENSE	$1,303	$(2,973)	$(1,670)

NET INTEREST INCOME	$1,356	$958	$2,314

[1]	This table is presented on a tax-equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.